Exhibit 23.1

Consent Of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Southwestern Energy Company of our report dated February 27, 2020 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Southwestern Energy Company’s Annual Report on Form 10-K for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

September 15, 2020